UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

Thermo Fisher Scientific Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8002	04-2209186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 Wyman Street Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 24, 2015, Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), issued €425,000,000 aggregate principal amount of 1.500% Senior Notes due 2020 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-187080) and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes (the “Offering”), each as previously filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture, dated as of November 20, 2009 (the “Base Indenture”), and a Tenth Supplemental Indenture, dated as of November 24, 2015 (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, London Branch, as paying agent (the “London Paying Agent”), and are subject to the Paying Agency Agreement, dated as of November 24, 2015, by and between the Company and the London Paying Agent (the “Paying Agency Agreement”). The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated November 13, 2015, between the Company and the several underwriters named therein. The Underwriting Agreement was separately filed with the SEC on November 16, 2015 as Exhibit 1.1 to the Company’s Current Report on Form 8-K.

The Notes will mature on December 1, 2020. Interest on the Notes will accrue at the rate of 1.500% per annum. Interest on the Notes will be paid annually in arrears on December 1 of each year, commencing December 1, 2016, to the persons in whose names the Notes are registered in the security register on the preceding November 15, whether or not a business day, as the case may be.

The Company has applied to list the Notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. Upon such listing, the Company will use commercially reasonable best efforts to maintain such listing and satisfy the requirements for such continued listing as long as the Notes are outstanding.

Prior to September 1, 2020, the Company may redeem at its option the Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of the Notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), using a discount rate equal to the Comparable Bond Rate (as defined in the Indenture) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. In addition, on and after September 1, 2020, the Company may redeem at its option the Notes in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a change of control (as defined in the Indenture) of the Company and a contemporaneous downgrade of the Notes below an investment grade rating by at least two of Moody’s Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings Limited, the Company will, in certain circumstances, be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to any secured indebtedness of the Company to the extent of the assets securing such indebtedness and structurally subordinated to other liabilities of its existing and any future subsidiaries, to the extent of assets of such subsidiaries; equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and senior in right of payment to any existing and future indebtedness of the Company that is subordinated to the Notes.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to incur debt secured by liens on its principal property or on shares of stock of its principal subsidiaries, engage in sale and lease-back transactions with respect to any Principal Property (as defined in the Indenture) and merge or consolidate or sell all or substantially all of its assets.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately €422.6 million after deducting underwriting discounts and estimated offering expenses. The Company intends to use a portion of the net proceeds of the Offering to redeem all of the outstanding $400 million aggregate principal amount of 3.50% senior notes due 2016 issued by its subsidiary, Life Technologies Corporation, that mature on January 15, 2016. The Company intends to use any remaining net proceeds for general corporate purposes.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated November 24, 2015, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on November 20, 2009 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, the Supplemental Indenture, which is filed with this report as Exhibit 4.2, the Paying Agency Agreement, which is filed with this report as Exhibit 4.3, and the Form of Note (included in Exhibit 4.2), all of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: November 24, 2015	By:	/s/ Seth H. Hoogasian
		Name:	Seth H. Hoogasian
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K with the SEC on November 20, 2009 File No. 001-08002 and incorporated in this Form 8-K by reference).

4.2	Tenth Supplemental Indenture, dated as of November 24, 2015, among the Company, The Bank of New York Mellon Trust Company, N.A., and The Bank of New York Mellon, London Branch.

4.3	Paying Agency Agreement, dated as of November 24, 2015, between the Company and The Bank of New York Mellon, London Branch.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).